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                                                                       EXHIBIT 2

                            PARENT VOTING AGREEMENT

          This PARENT VOTING AGREEMENT (this "Agreement") is made and entered into as of March 28, 2001 between Mayan Networks Corporation, a California corporation ("Company" or "M-Co"), and the undersigned stockholders (each a "Stockholder" and collectively the "Stockholders") of Ariel Corporation, a Delaware corporation ("Parent"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                                   RECITALS

          WHEREAS, pursuant to an Agreement and Plan of Merger dated as of March, 2001 between Parent and Company (such agreement as it may be amended is hereinafter referred to as the "Merger Agreement"), the Company will be merged with and into Parent and the shareholders of the Company will receive shares of Parent Common Stock as set forth in the Merger Agreement (the "Merger");

          WHEREAS, in order to induce the Company to enter into the Merger Agreement and consummate the Merger, Parent has agreed to use its reasonable efforts to cause certain stockholders of Parent to execute and deliver to the Company a Voting Agreement upon the terms set forth herein; and

          WHEREAS, each Stockholder is the owner of the number of shares of the capital stock of Parent indicated on the signature page of this Parent Voting Agreement (the "Shares").

          NOW, THEREFORE, the parties agree as follows:

          1.   Agreement to Retain Shares.

          1.1. Transfer and Encumbrance. Each Stockholder represents and warrants to the Company that (i) such Stockholder is a record or beneficial owner of the Shares, with power to vote the Shares or cause the Shares to be voted and, except as otherwise set forth on the signature page hereto, Stockholder (A) has held such Shares at all times since the date set forth on such signature page, and (B) did not acquire any Shares in contemplation of the Merger; (ii) the Shares set forth on the signature page hereto constitute such Stockholder's entire interest in the outstanding capital stock and voting securities of Parent, other than Shares that are subject to employee stock options; (iii) no other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire such Shares or any portion of such Shares; (iv) the Shares are and will be at all times up until the Expiration Date (as hereinafter defined) free and clear of any liens, claims, options, charges or other encumbrances; and (v) such Stockholder's address is accurately set forth on the signature page hereto.

          1.2. New Shares. Each Stockholder agrees that any shares of capital stock or voting securities of Parent ("New Shares") that such Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date shall be subject to the terms and conditions of this Agreement to the
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same extent as if they constituted Shares. As used herein, the term "Expiration
Date" shall mean the earlier to occur of (i) the Effective Time or (ii) termination of the Merger Agreement in accordance with the terms thereof.

     2. Agreement to Vote Shares and Take Certain Other Action. Prior to the Expiration Date, at every meeting of the stockholders of Parent at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Parent with respect to any of the following matters, each Stockholder shall vote the Shares and any New Shares: (a) in favor of approval of the issuance of shares of Parent Common Stock pursuant to the Merger Agreement, adoption of the Merger Agreement and the terms thereof, and each of the other transactions contemplated by the Merger Agreement, and any matter which would, or could reasonably be expected to, facilitate the Merger and each of the transactions contemplated by the Merger Agreement; (b) against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement; (c) against any merger, consolidation or other business combination of Parent with, sale of assets or stock of Parent to, or reorganization or recapitalization involving Parent, other than as contemplated or permitted by the Merger Agreement; (d) against any amendment to the certificate of incorporation of Parent that relates to the issuance of additional shares of Parent Common Stock in connection with any financing; (e) against any liquidation, or winding up of Parent; and (f) against any other proposal or action which would, or could reasonably be expected to, prohibit or discourage the Merger, including any amendment of the certificate of incorporation or bylaws of Parent not previously contemplated under the Merger Agreement which would dilute in any material respect the benefits to the Company of the Merger or change in any manner the voting rights of any shares of Parent Capital Stock.

     Prior to the Expiration Date, each Stockholder, as the holder of voting stock of Parent, shall be present, in person or by proxy at all meetings of stockholders of Parent at which any matter referred to in this Section 2 is to be voted upon so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings.

     This Parent Voting Agreement is intended to bind Stockholder only with respect to the specific matters set forth herein, and shall not prohibit Stockholder from acting in accordance with Stockholder's fiduciary duties as an officer or director of Parent.

     3. Irrevocable Proxy. Each Stockholder hereby agrees to timely deliver to the Company a duly executed proxy in the form attached hereto as Annex A (the
                                                                    -------
"Proxy"), such Proxy to cover the issued and outstanding Shares and all issued and outstanding New Shares in respect of which such Stockholder is the record holder and is entitled to vote at each meeting of the stockholders of Parent (including, without limitation, each written consent in lieu of a meeting) prior to the Expiration Date. In the event that any Stockholder is unable to provide any such Proxy in a timely manner, such Stockholder hereby grants the Company a power of attorney to execute and deliver such Proxy for and on behalf of such Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of such Stockholder. Upon the execution of this Agreement by each Stockholder, such Stockholder hereby revokes any and all prior proxies or powers of attorney given by such Stockholder with respect to voting of the Shares on the matters referred to in

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Section 2 and agrees not to (a) grant any subsequent proxies or powers of attorney with respect to the voting of the Shares, (b) deposit any of the Shares into a voting trust, or (c) enter into a voting agreement with respect to any of the Shares, until after the Expiration Date.

     4. Representations, Warranties and Covenants of Stockholder. Each Stockholder hereby represents, warrants and covenants to the Company as follows:

     (a) Such Stockholder has full power and legal capacity to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement by such Stockholder does not, and the performance of such Stockholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Shares or New Shares are or will be bound or affected.

     (b) Such Stockholder agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber any of the Shares, or make any offer or agreement relating thereto, at any time prior to the Expiration Date other than to a transferee that agrees to be bound by the terms of this voting agreement and the proxy attached hereto. Each Stockholder understands and agrees that if such Stockholder attempts to transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, Parent shall not, and each Stockholder hereby unconditionally and irrevocably instructs Parent to not, permit any such transfer on its books and records, issue a new certificate representing any of the Shares or record such vote unless and until such Stockholder shall have complied with the terms of this Agreement.

     (c) Such Stockholder waives, as of the Effective Time, any claims it may have in its capacity as a stockholder and has no knowledge of any pending or threatened claims against the Parent by any other security holder of the Parent.

     (d) Until the Expiration Date, such Stockholder will not (and will use all requisite reasonable efforts to cause Parent, its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by such Stockholder or them, not to): (i) solicit, initiate, encourage or take any other action to facilitate directly or indirectly, any proposal, plan or offer to acquire all or any part of the business, assets, capital stock or other securities of Parent, whether by merger, purchase of assets, purchase of stock or other securities, exclusive license, joint venture, or otherwise, or to liquidate Parent or otherwise distribute to the Stockholders of Parent all or any substantial part of the business, properties or capital stock of

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Parent (each, an "Opposing Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Opposing Proposal; (iii) furnish information concerning Parent's business, properties or assets to any corporation, partnership, person or other entity or group (other than the Company, or any associate, agent or representative of the Company) under any circumstances that could reasonably be expected to relate to an actual or potential Opposing Proposal; (iv) negotiate or enter into discussions or any agreement, directly or indirectly, with any entity or group with respect to any potential Opposing Proposal; or (v) otherwise cooperate in any way with, or assist or participate in any effort or attempt by any person with respect to, any Opposing Proposal. In the event Stockholder shall receive or become aware of any Opposing Proposal subsequent to the date hereof, Stockholder shall promptly inform the Company as to any such matter and the details thereof to the extent possible without breaching any other agreement to which Stockholder is a party or violating its fiduciary duties.

     (e) Stockholder agrees not to take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of Stockholder to perform its obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.

     5. Additional Documents. Each Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of the Company, to carry out the purpose and intent of this Agreement.

     6. Consent and Waiver. Each Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which such Stockholder is a party or pursuant to any rights such Stockholder may have provided, however, that such Stockholder shall not be required by this Section 6 to give any consent or waiver in his or her capacity as a director or officer of Parent.

     7. Termination. This Agreement and the Proxy delivered in connection herewith and all obligations of each Stockholder hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date.

     8.   Miscellaneous.

     8.1. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     8.2. Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind each Stockholder solely as a securityholder of Parent only with respect to the specific matters set forth herein.

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     8.3.    Amendment and Modification.  This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

     8.4. Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of each Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity and each Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

     8.5. Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered by hand, (b) one business day after transmitted, if transmitted by a nationally recognized overnight courier service, (c) when telecopied, if telecopied (which is confirmed), or (d) three business days after mailing, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses:

     (a) If to any Stockholder, at the address set forth below such Stockholder's signature at the end hereof.

     (b)     if to Company, to:

                  MAYAN NETWORKS CORPORATION

                  2115 O'Nel Drive
                  San Jose, CA 95131
                  Attention: John Tingleff
                  Facsimile No.: (408) 437-0181

                  with a copy to:

                  Brobeck, Phleger & Harrison LLP
                  Two Embarcadero Place
                  2200 Geng Road
                  Palo Alto, CA 94303
                  Attention: David Makarechian
                  Facsimile No.: (650) 496-2715

or to such other address as any party hereto may designate for itself by notice given as herein provided.

     8.6. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California without giving effect to the principles of conflicts or choice of law rules of any jurisdiction.

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     8.7.    Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

     8.8. Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     8.9. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.



                           [Signature Page Follows]

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          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

M-CO                                STOCKHOLDER



By:__________________________       _________________________________
Name:________________________       (Signature)
Title:_______________________

                                    _________________________________
                                    (Print Name of Stockholder)


                                    _________________________________
                                    (Print Street Address)


                                    _________________________________
                                    (Print City, State and Zip)


                                    _________________________________
                                    (Print Telephone Number)



Total Number of Shares of Parent Common Stock owned directly on the date hereof:

Common Stock:_____________________


                     [SIGNATURE PAGE TO IRREVOCABLE PROXY]
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                                                                         ANNEX A
                                                                         -------

                               IRREVOCABLE PROXY

                               TO VOTE STOCK OF

                               ARIEL CORPORATION


          The undersigned stockholder of Ariel Corporation, a Delaware corporation ("Parent"), hereby irrevocably appoints the members of the Board of Directors of Mayan Networks Corporation, a California corporation ("Company"), and each of them, or any other designee of the Company, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all of the issued and outstanding shares of capital stock of Parent that now are owned of record by the undersigned, (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares owned of record by the undersigned stockholder of Parent as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to the voting of any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such Shares until after the Expiration Date (as defined below).

          This Irrevocable Proxy is irrevocable (to the fullest extent permitted by California law), is coupled with an interest, and is granted in consideration of the Company entering into that certain Agreement and Plan of Merger (the "Merger Agreement") by and between Parent and the Company, which Merger Agreement provides for the merger of the Company with and into Parent (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

          The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of Parent and in every written consent in lieu of such meeting: (a) in favor of adoption of the Merger Agreement and the terms thereof, and each of the other transactions contemplated by the Merger Agreement, and any matter which would, or could reasonably be expected to, facilitate the Merger; (b) against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement; (c) against any merger, consolidation or other business combination of Parent with, sale of assets or stock of Parent to, or reorganization or recapitalization involving Parent, other than as contemplated or permitted by the Merger Agreement; (d) against any liquidation, or winding up of Parent; and (e) against any other proposal or action which would, or could reasonably be expected to, prohibit or discourage the Merger, including any amendment of the certificate of incorporation or bylaws of Parent not previously

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contemplated under the Merger Agreement which would dilute in any material respect the benefits to the Company of the Merger or change in any manner the voting rights of any shares of Parent Capital Stock.

          The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

          All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:        __, 2001
                                               _________________________________
                                               (Signature of Stockholder)


                                               _________________________________
                                               (Print Name of Stockholder)


                                               Shares owned of record:


                                               _______________________ shares of
                                               Parent Common Stock

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